UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2016

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Weight Watchers International, Inc. (the “Company”) held its 2016 annual meeting of shareholders on May 10, 2016. At this meeting, the Company’s shareholders (1) elected the persons listed below to serve as Class III directors for a term of three years expiring at the Company’s 2019 annual meeting of shareholders and until their successors have been duly elected and qualified; (2) elected the person listed below to serve as a Class II director for a term of two years expiring at the Company’s 2018 annual meeting of shareholders and until her successor has been duly elected and qualified; and (3) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016. Set forth below are the voting results for these proposals.

(1)	Election of three Class III directors for a term of three years expiring at the Company’s 2019 annual meeting of shareholders and until their successors have been duly elected and qualified:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Steven M. Altschuler, M.D.	48,359,940	754,356	10,319,917
Philippe J. Amouyal	45,623,194	3,491,102	10,319,917
James R. Chambers	46,698,757	2,415,539	10,319,917

(2)	Election of one Class II director for a term of two years expiring at the Company’s 2018 annual meeting of shareholders and until her successor has been duly elected and qualified:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Oprah Winfrey	46,665,535	2,448,761	10,319,917

(3)	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,071,322	260,278	102,613	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: May 11, 2016	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer

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